UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2020

Commission File Number:  000-19599

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter.)

South Carolina	57-0425114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

104 S Main Street
Greenville,	South Carolina	29601
(Address of principal executive offices)
(Zip Code)

(864)	298-9800
(registrant's telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	WRLD	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Revolving Credit Facility

On April 29, 2020, World Acceptance Corporation (the “Company”) entered into the Second Amendment to its Amended and Restated Revolving Credit Agreement (the “Second Amendment”), among the Company, the lenders named therein, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

The Second Amendment amends the Amended and Restated Revolving Credit Agreement to, among other things:
i.Amend financial covenants by a) temporarily reducing the Company’s required Minimum Net Worth from $375 Million to $365 Million through December 30, 2020, and b) temporarily reducing the Company’s Fixed Charge Ratio to 2.25 to 1 through the fiscal quarter ending September 30, 2020.
ii.Add new guarantors under the Subsidiary Guaranty Agreement and a company under the Subsidiary Security Agreement, and
iii.Amend language related to a Benchmark Transition Event

The foregoing description of the Second Amendment to the Revolving Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Second Amendment to Amended and Restated Revolving Credit Facility dated April 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By: /s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive Vice President and Chief Financial and Strategy Officer
Date:	April 30, 2020
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